Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1/A of Nuwellis, Inc. and subsidiary of our report dated March 3, 2022, with respect to our audit of the consolidated financial statements of Nuwellis, Inc. and subsidiary for the years ended December 31, 2021 and 2020 which are incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota
October 12, 2022